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         [SIDLEY AUSTIN BROWN & WOOD LLP NEW YORK, NEW YORK LETTERHEAD]

                                                                   EXHIBIT 8.1


                                  July 8, 2003



Starwood Hotels & Resorts Worldwide, Inc.
1111 Westchester Avenue
White Plains, New York  10604

Starwood Hotels & Resorts
1111 Westchester Avenue
White Plains, New York  10604


               Re:   Starwood Hotels & Resorts Worldwide, Inc.
                     Starwood Hotels & Resorts
                     Registration Statement on Form S-3
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Ladies and Gentlemen:

                  We have acted as special counsel to Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Corporation"), and Starwood Hotels & Resorts, a Maryland real estate investment trust (together with the Corporation, the "Company"), in connection with the preparation of the Registration Statement on Form S-3 of the Company and the other registrants named therein, initially filed on or about the date hereof (together with all exhibits thereto, the "Registration Statement"). This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended (the "Act"). Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Registration Statement.

                  Our opinion is based upon an examination of the Registration Statement and such other documents as we have deemed necessary or appropriate as a basis therefor. For the purpose of rendering our opinion, we have relied, as to various questions of fact material to such opinion, upon the representations made by the Corporation in the Purchase Agreement, dated as of May 9, 2003, between Banc of America Securities LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as initial purchasers (the "Initial Purchasers"), and the Corporation,



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SIDLEY AUSTIN BROWN & WOOD LLP                                      NEW YORK


Starwood Hotels & Resorts Worldwide, Inc.
Starwood Hotels & Resorts
July 8, 2003
Page 2


and upon certificates of officers of the Company, the Guarantor, the Trust and certain of the Initial Purchasers. We have also assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such copies.

                  In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations, judicial decisions, administrative rulings and other applicable authorities, in each case as in effect on the date hereof. The statutory provisions, regulations, decisions, rulings and other authorities on which this opinion is based are subject to change, and such changes could apply retroactively.

                  This letter shall not be construed as or deemed to be a guaranty or insuring agreement. Opinions of counsel represent only counsel's best legal judgment and are not binding on the Internal Revenue Service or on any court. Accordingly, no assurance can be given that the Internal Revenue Service will not challenge the propriety of the opinion set forth herein or that such a challenge would not be successful.

                  Based on and subject to the foregoing, the statements contained in the Offering Memorandum under the caption "Certain United States Federal Income Tax Considerations," insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the material United States federal income tax consequences of an investment in the Notes by persons described under such heading.

                  Other than as expressly stated above, we express no opinion on any issue relating to the Company or to any investment therein or under any other law. We are furnishing this letter to you for the Company's benefit in connection with the filing of the Registration Statement with the Securities and Exchange Commission and this letter is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our written permission. The opinion in this letter is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.



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SIDLEY AUSTIN BROWN & WOOD LLP                                      NEW YORK

Starwood Hotels & Resorts Worldwide, Inc.
Starwood Hotels & Resorts
July 8, 2003
Page 3


                  We consent to the filing of this letter as Exhibit 8.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                Very truly yours,

                                /S/ Sidley Austin Brown & Wood LLP